AT THE COMPANY
Hilary Ginsberg, Managing Director of Corporate Communications
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS

New York, NY – May 8, 2008 – Centerline Holding Company (NYSE: CHC) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, an alternative asset manager focused on real estate funds and financing, today announced financial results for the first quarter ended March 31, 2008.

First Quarter Highlights:

•
Adjusted Earnings (Loss) Per Share (“Adjusted EPS”)(a) was $(0.68) for the three months ended March 31, 2008, as compared to Adjusted Earnings (Loss) per share of $(0.17) for the three months ended March 31, 2007. Adjusted EPS, excluding non-cash items, was $(0.08) for the three months ended March 31, 2008 as compared to Adjusted EPS, excluding non cash items of $0.11 for the three months ended March 31, 2007.  Net Income (Loss) per share was  $(0.76) for the three months ended March 31, 2008, as compared to Net Income (Loss) per share of $(0.27) for the three months ended March 31, 2007;

•	Expanded direct Assets Under Management (“AUM”) – AUM grew to over $12.0 billion, an increase of 0.6% over the fourth quarter of 2007 and 19.9% over the first quarter of 2007;

•	Raised $100.9 million of capital for the Affordable Housing Group’s low-income housing tax credit (“LIHTC”) funds;

•
Originated over $232.6 million of multifamily loans on behalf of Fannie Mae and Freddie Mac within the Commercial Real Estate Group. Centerline closed an $80.0 million first mortgage for a multifamily property in Long Island City, New York, which was the Company’s largest single loan closed under the Fannie Mae DUS program to date;

•
Maintained strong credit performance in Fannie Mae and Freddie Mac servicing portfolio; at March 31, 2008, two loans with an outstanding balance of $18.2 million were delinquent, representing 0.21% of our $8.8 billion agency servicing portfolio;

•
Delinquencies within the Commercial Mortgage-Backed Securities (“CMBS”) servicing portfolio stayed at all time lows; at March 31, 2008, Centerline was the named special servicer on a portfolio of over $117.2 billion and $254.9 million was delinquent, representing 0.22% of the entire servicing portfolio, as compared to the industry average of 0.47% as reported by Trepp.

(1)	See footnote (2) and the third table on the Selected Financial Data for a reconciliation of GAAP net income (loss) to Adjusted EPS.

Marc D. Schnitzer, Chief Executive Officer and President of Centerline said, “The unprecedented capital markets environment we experienced in the first quarter impacted virtually all of the participants within our industry and unfortunately we were not immune.  Although our earnings for the first quarter of 2008 fell short of expectations, the majority of the decline was derived from non-cash items and non-recurring adjustments related to our bond re-securitization that closed in December 2007.”

“While the first quarter typically is our slowest period for originations, our agency multifamily loan originations and our affordable housing equity business both demonstrated very strong results,” Mr. Schnitzer continued. “During 2008 we believe that our AUM will grow by approximately 10 percent. We have a relatively solid balance sheet and will invest capital to fund growth initiatives when we see market conditions becoming more predictable. Until then, we believe the best way to deliver long-term shareholder value during this challenging market environment is to conserve our capital and take the actions necessary to ensure the continued performance of the assets we manage. In terms of both operating costs and leverage, we believe we have taken the right steps. To further enhance our financial position, we have implemented several expense reduction measures in the second quarter, including an eight percent reduction in our workforce and a reduction of approximately five percent in our budgeted non-compensation general and administrative expenses.  Additionally, we remain a low leveraged company. After we completed our bond re-securitization transaction late last year, debt as a percentage of total assets was 26 percent at December 31, 2007 as compared to 60 percent at September 30, 2007.  We expect debt as a percentage of total assets to decline to approximately 25 percent by December 31, 2008.”

Financial Highlights

The table below summarizes Centerline’s financial highlights for the three months ended March 31, 2008 and 2007.

	Three Months Ended March 31,
	2008	2007	% Change
(in thousands, except per share data) Revenues	$134,187	$117,165	14.5%
Revenues as adjusted (1)	$66,209	$85,845	(22.9)%
Expenses	$162,449	$165,242	(1.7)%
Other items	$7,672	$30,386	(74.8)%
Income tax (provision) benefit	$(1,049)	$2,946	(135.6)%
Net Loss	$(21,639)	$(14,745)	(46.8)%
Adjusted Net Loss (2)	$(17,762)	$(8,723)	(103.6)%
Adjusted Net Income (excluding non-cash items) (2)	$1,088	$7,412	(85.3)%

Per Share Data (diluted):
Net Loss	$(0.76)	$(0.27)	(181.5)%
Adjusted EPS (2)	$(0.68)	$(0.17)	(300.0)%
Adjusted EPS (excluding non-cash items) (2)	$(0.08)	$0.11	(172.7)%

(1) Adjusted to exclude Consolidated Partnerships. See footnote (1) to the Selected Financial Data and “Adjusted Revenues” below for a discussion of the use of Adjusted Revenues.
(2) See footnote (2) and the third table on the Selected Financial Data for a reconciliation of GAAP net income (loss) to Adjusted EPS.

The primary non-cash items that caused a significant portion of the Net Loss and the decline in Adjusted EPS for the three months ended March 31, 2008, include: (i) $0.15 related to interest rate derivatives and equity investments, both of which are subject to market factors;  (ii) $0.12 related to the loss on impairment of assets; (iii) $0.10 related to the losses associated with sales of investments; and (iv) $0.23 related to the accounting treatment for the change in terms of a portion of our Community Reinvestment Act Preferred Shares that reduce the earnings per share amount allocable to common shares without reducing net income. Such changes were made in connection with our bond re-securitization that closed in December, 2007.  In addition, the change in terms of Community Reinvestment Act Preferred Shares referenced above affects the calculation of EPS in that the shares are no longer included in the weighted average share count.

The decline in adjusted revenues in the quarter ended March 31, 2008 as compared to the quarter ended March 31, 2007 is driven primarily from the decrease in mortgage revenue bond interest income due to a smaller portfolio balance following our bond re-securitization transaction in December of 2007.  This decline is partially offset by an increase in our equity and other income, resulting from an increase in management and incentive fees derived from our commercial real estate funds.

Interest expense declined 4.1% in the quarter ended March 31, 2008 as compared to the quarter ended March 31, 2007.  The decline in interest expense reflects the lower amount of average debt outstanding which resulted from debt repaid with our bond re-securitization in December 2007.  Offsetting this net decrease was an increase related to new facilities established in December 2007 as well as net, a non-cash expense of $8.9 million relating to free-standing derivatives.

Salaries and benefits declined 27.5% in the quarter ended March 31, 2008 as compared to the quarter ended March 31, 2007.  The decline is primarily attributable to (i) lower share-based compensation expense for shares issued in connection with our acquisition of ARCap in August 2006 (the 2007 period included $4.6 million relating to amortization of these shares compared to amortization of $1.9 million in the 2008 period); (ii) a reduction of $3.2 million in promote-sharing compensation related to the CMBS funds we sponsor (due to a lower projected level of incentive income to the Company); and (iii) $2.2 million of severance charges in 2007 for which there was no comparable amount in 2008.

Other general and administrative expenses declined 12.7% in the quarter ended March 31, 2008 as compared to the quarter ended March 31, 2007.  The decline is primarily attributable to a $5.5 million reserve recorded in the first quarter of 2007 against advances made to our affordable housing investment funds.

Centerline recognized an income tax provision of $1.0 million in the quarter ended March 31, 2008, principally due to state and local income taxes, as compared to a $2.9 million income tax benefit recognized in the quarter ended March 31, 2007.

Adjusted Revenues

Centerline’s operating results include the results of LIHTC Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other LIHTC Fund and Property Partnerships we control, but in which we have little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.

In connection with the Centerline Investors acquisition, we also consolidate a number of funds which we manage that invest in CMBS and re-securitization trusts (“CMBS Fund Partnerships”) and a High-Yield Debt Investment fund.  We maintain an equity interest in each of these funds and participate in the profits they generate.

As many of our revenues are eliminated when consolidating these partnerships, we are presenting our revenues adjusted to exclude the impact of the consolidation.

Centerline First Quarter 2008 Business Groups Activity Summary:

Affordable Housing

Three Months Ended March 31, 2008
Capital Raised	(in thousands)
LIHTC Funds	$100,902

At March 31, 2008, Centerline’s Affordable Housing Group’s AUM was $9.8 billion, an increase of 14.8% over the first quarter ended March 31, 2007.

Commercial Real Estate

Three Months Ended March 31, 2008
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$232,599
Conduit/Other Loan Originations	11,000
Collateralized Debt Obligation (“CDO”) Securities	152,199
High-Yield CMBS Certificates	24,860
Real Estate Equity Investments	798

Total	$421,456

At March 31, 2008, Centerline’s Commercial Real Estate Group’s AUM was $2.2 billion, an increase of 49.0% over the first quarter ended March 31, 2007.

Portfolio Management

As of March 31, 2008, Centerline serviced a primary loan portfolio of approximately $27.6 billion, an increase of 7.6% over the outstanding balance of the primary loan servicing portfolio at March 31, 2007.  In addition, Centerline is the named special servicer on a portfolio of over $117.2 billion of CMBS.

Credit Risk Products

Three Months Ended March 31, 2008
(in thousands)
Revenue Bond Securitizations	$--
Other Credit Enhancements (1)	68,400
Total	$68,400
(1) Relates to credit default swaps for LIHTC Fund Partnerships.

Assets Under Management

Including Centerline’s predecessor companies, as of March 31, 2008 and 2007, Centerline’s AUM consisted of the following:

(in millions)	2008	2007	% change
Commercial Real Estate
CMBS Funds	$1,475.4	$890.1	65.8%
High-Yield Debt Investment Entities	535.7	443.8	20.7
Joint Venture Equity Funds	221.6	164.5	34.7
Affordable Housing
LIHTC Funds	9,795.3	8,532.3	14.8
Total	$12,028.0	$10,030.7	19.9%

Management Conference Call

Management will conduct a conference call today, May 8, 2008, at 10:00 a.m. Eastern Time to review the Company’s first quarter financial results for the period ended March 31, 2008.  Investors, brokers, analysts, and shareholders wishing to participate should call (877) 879-6201. A webcast of the presentation will be available live and can be accessed through the Company's website, www.centerline.com. To listen to the presentation via webcast, please go to our website's "Investor Relations" section at least 15 minutes prior to the start of the presentation. For interested individuals unable to join the conference call, a replay of the call will be available through Monday, May 12, 2008 at (888) 203-1112 (Passcode 2852534) or on our website.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which is available in the Investor Relations section of the Centerline website at www.centerline.com.

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About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC), is an alternative asset manager focused on real estate funds and financing.  As of March 31, 2008, Centerline had more than $12 billion of assets under management.  Centerline is headquartered in New York, New York and has nearly 475 employees in nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Corporate Communications Department directly at (800) 831-4826.

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CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA
(in thousands)
(unaudited)

	March 31, 2008		December 31, 2007
	As	As	As	As
	Reported	Adjusted (1)	Reported	Adjusted (1)

Assets
Cash and cash equivalents (including restricted cash)	$157,247	$157,247	$169,659	$169,659
Investments
Available for sale	896,878	790,213	938,378	812,833
Equity method	24,483	24,483	38,760	38,760
Other	316,541	310,438	184,200	179,305
Investments in and loans to affiliates	105,064	213.,458	107,175	175,634
Goodwill and other intangible assets, net	498,431	499,434	504,273	505,274
Deferred costs and other assets, net	136,695	134,442	140,902	139,428
Investments held by Consolidated Partnerships	6,159,800	--	6,375,126	--
Other assets of Consolidated Partnerships	1,087,646	--	1,033,115	--

Total Assets	$9,382,785	$2,129,715	$9,491,588	$2,020,893

Liabilities and Equity
Liabilities
Notes payable	$602,252	$602,252	$505,888	$505,888
Financing arrangements and secured financing	570,680	14,275	562,502	14,275
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	273,500	273,500	273,500
Accounts payable, accrued expenses and other liabilities	276,854	272,925	313,252	312,750
Liabilities of Consolidated Partnerships	3,087,409	--	3,160,954	--

Total Liabilities	4,810,695	1,162,952	4,816,096	1,106,413

Mezzanine Equity
Minority interests in consolidated subsidiaries	164,118	164,118	176,716	176,716
Preferred shares of subsidiary (not subject to mandatory repurchase)	104,000	104,000	104,000	104,000
Redeemable securities	319,776	319,776	69,888	69,888
Partners' interests in Consolidated Partnerships	3,760,340	--	3,782,912	--
Total Mezzanine Equity	4,348,234	587,894	4,133,516	350,604

Total Shareholders' Equity	223,856	378,869	541,976	563,876

Total Liabilities and Equity	$9,382,785	$2,129,715	$9,491,588	$2,020,893

(1) Adjusted to exclude Consolidated Partnerships and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2008		2007
	As	As	As	As
	Reported	Adjusted (1)	Reported	Adjusted (1)
Revenues:
Interest income	$26,116	$33,291	$49,620	$54,967
Fee Income	17,160	29,949	16,384	27,127
Other (2)	2,144	2,969	2,413	3,751
Revenues of Consolidated Partnerships	88,767	--	48,748	--
Total revenues	134,187	66,209	117,165	85,845

Expenses:
Interest	31,873	31,873	33,226	33,226
Interest and other expenses of Consolidated Partnerships	66,750	--	47,948	--
General and administrative:
Salaries and benefits	26,731	26,731	36,860	36,860
Other	17,171	17,171	19,663	19,663
Total general and administrative expenses	43,902	43,902	56,523	56,523
Depreciation and amortization	11,901	11,901	11,098	11,098
Impairment of assets	8,023	8,023	16,447	16,447
Total expenses	162,449	95,699	165,242	117,294
Loss before other income	(28,262)	(29,490)	(48,077)	(31,449)
Equity and other (loss) income	(1,895)	5,469	(250)	6,818
Repayment of mortgage revenue bonds and sale of other assets	(5,170)	(5,170)	2,379	2,379
Loss on investments held by Consolidated Partnerships	(94,801)	--	(57,415)	--
Loss allocated to preferred shares and minority interests, net of tax	8,601	8,601	4,561	4,561
Loss allocated to partners of Consolidated Partnerships, net	100,937	--	81,111	--
Loss before income taxes	(20,590)	(20,590)	(17,691)	(17,691)
Income tax (provision) benefit	(1,049)	(1,049)	2,946	2,946
Net loss	$(21,639)	$(21,639)	$(14,745)	$(14,745)
Dividends for preferred and redeemable securities	(5,019)	(5,019)	(1,188)	(1,188)
Effect of redeemable share conversions	(11,920)	(11,920)	--	--
Net loss for earnings per share calculations	$(38,578)	$(38,578)	$(15,933)	$(15,933)

Net loss per share:
Basic and diluted (3)	$(0.76)	$(0.76)	$(0.27)	$(0.27)

Weighted average shares outstanding:
Basic and diluted (3)	50,754	50,754	57,957	57,957

(1) Adjusted to exclude Consolidated Partnerships.
(2) Includes prepayment penalties, expense reimbursements and other revenues.
(3)  Dilutive securities include share options and restricted common shares granted to employees. Common share equivalent of Preferred Shares and Subsidiary Equity units are not included as their effect is anti-dilutive. In accordance with accounting rules, no common share equivalents are included in the diluted share calculations for either period presented since there is a net loss after dividends for the Preferred Shares.

Reconciliation of Net Income to Adjusted Earnings Per Share (“Adjusted EPS”) (2)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2008	2007
Net (loss)	$(21,639)	$(14,745)
Amortization of acquired intangible assets	3,446	3,753
Acquisition related, share- based compensation	1,950	4,691
Minority interest allocation	(1,519)	(2,422)

Adjusted net loss (2)	$(17,762)	$(8,723)
Adjusted net income (excluding non-cash items)	$1,088	$7,412
Adjusted EPS (basic and diluted)	$(0.68)	$(0.17)
Adjusted EPS (basic and diluted) (excluding non-cash items)	$(0.08)	$0.11

(1) Centerline Holding Company’s earnings results include the results of LIHTC Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ) or similar accounting pronouncements, as well as other LIHTC Fund and Property Partnerships we control, but in which we have little or no equity interest. As Centerline has virtually no equity interest in these partnerships, the net losses generated by them were allocated almost entirely to their investors. The consolidation of these partnerships, therefore, has an insignificant impact on net income, although certain Centerline revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement. We act as a general partner of the CMBS Fund and Direct Loan Fund Partnerships we sponsor and own a portion of the funds.  Adjusted equity income includes our proportionate share of the profits as well as other allocations for general partner services. The adjusted figures presented are not in accordance with generally accepted accounting principles ("GAAP") but are presented for the purpose of comparability.

(2) We utilize Adjusted Net Income (Loss) (on a segment basis) and adjusted earnings per share (“Adjusted EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. Adjusted EPS is presented to assist investors in analyzing our performance. It is helpful as it excludes various items included in net income (loss) that are not indicative of the operating performance.  We define Adjusted Net Income (Loss) or Adjusted EPS as net income (loss) or EPS computed pursuant to GAAP and adjusted for non-cash amortization of acquired intangible assets and acquisition related, share-based compensation.  There is no generally accepted accounting method for computing Adjusted Net Income (Loss) and Adjusted EPS and our computation may not be comparable to similar measurements reported by other companies.  For further information, see Note 19 to our condensed consolidated financial statements included in our Form 10-Q for the period ended March 31, 2008.

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Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, adverse changes in real estate markets, general economic and business conditions; adverse changes in credit markets and risks  related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities and collateralized debt obligations; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.